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                                                                   EXHIBIT 10.11

                 NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
                                 APRIL 3, 1995

     This Ninth Amendment to Loan and Security Agreement (the "Amendment") is made and entered into effective as of April 3, 1995, by and between RED MAN PIPE & SUPPLY CO., an Oklahoma corporation ("Borrower"), and SHAWMUT CAPITAL CORPORATION, a Connecticut corporation, successor-in-interest to Barclays Business Credit, Inc. ("Lender").

PRELIMINARY STATEMENTS:

     1. Borrower and Lender have entered into that certain Loan and Security Agreement dated as of May 3, 1991, as heretofore amended (as amended from time to time, the "Agreement").

     2. Borrower and Lender desire to amend the Agreement and the other Agreements as hereinafter set forth.

AGREEMENTS:

     NOW, THEREFORE, in consideration of the agreements herein contained, subject to the terms and conditions set forth herein, Borrower and Lender hereby agree as follows, and agree that, subject to satisfaction of the provisions of
Section 6 hereof, the amendments specified below shall be effective from and after the date hereof and shall be incorporated into the Agreement and shall supersede those provisions in the Agreement referenced as follows:

     1.   DEFINITIONS.

          (a) Terms used herein and defined in the Agreement shall have the meanings set forth in the Agreement, except as otherwise provided herein.

          (b) The definition of "Base Rate" contained in Section 1.1 of the Agreement is hereby amended as follows:

               (i) The words "Barclays Bank PLC" are deleted and substituted therefor are the words "Shawmut Bank Connecticut, N.A."

               (ii) The words "at its offices in New York, New York" are deleted.

          (c) The definitions of "Borrowing Base" and "Commitment" contained in
Section 1.1 of the Agreement are hereby deleted, and the following shall be substituted therefor:

          "Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of:
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               (a) the Commitment as of such date, minus the outstanding
principal amount of the Term Loan as of such date; or

               (b)  an amount up to:

                    (i) ninety percent (90%) of the net amount (after deduction of such reserves as Lender deems proper and necessary, in its sole discretion, including a reserve for sales tax payables) of Eligible Accounts outstanding at such date;

               PLUS

                    (ii) the lesser of (A) $3,500,000 or (B) ninety percent (90%) of the net amount (after deduction of such reserves as Lender deems proper and necessary, in its sole discretion, including a reserve for sales tax payables) of Eligible International Accounts outstanding at such date;

               PLUS

                    (iii) the lesser of (A) $15,000,000 or (B) sixty percent (60%) of the value (after deduction of such reserves as Lender deems proper and necessary, in its sole discretion) of Eligible Inventory at such date consisting of tubular goods held for sale in the ordinary course of Borrower's business, calculated on the basis of the lower of cost or market;

               PLUS

                    (iv) the lesser of (A) $15,000,000 or (B) fifty percent (50%) of the value (after deduction of such reserves as Lender deems proper and necessary, in its sole discretion) of Eligible Inventory at such date consisting of consumable supplies held for sale in the ordinary course of Borrower's business, calculated on the basis of the lower of cost or market and of Eligible Inventory at such date consisting of line pipe held for sale in the ordinary course of Borrower's business, calculated on the basis of the lower of cost or market;

               MINUS (subtract from the sum of clauses (i), (ii), (iii), and (iv) above)

                    (v) an amount equal to the sum of (A) the face amount of all LC Guaranties and Letters of Credit issued by Lender or Affiliates of Lender and outstanding at such date and (B) any amounts which Lender may be obligated to pay in the future for the account of Borrower pursuant to this Agreement, the other Agreements or otherwise.

     For purposes hereof, the net amount of Eligible Accounts or Eligible International Accounts, as the case may be, at any time shall be the face amount of such Eligible Accounts or such Eligible International Accounts, less any and all returns, discounts (which may, at Lender's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any
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time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time."

          "Commitment- $50,000,000."

     2. SUBSTITUTION OF SHAWMUT BANK CONNECTICUT, N.A. FOR REFERENCES TO BARCLAVS BANK PLC. All references to the words "Barclays Bank PLC" contained in the Loan Agreement are deleted and substituted therefor are the words "Shawmut Bank Connecticut, N.A.."

     3.   INTEREST AND CHARGES.

          (a) Section 3.1(H) of the Agreement is hereby amended by amending and restating Subsection (i) thereof to read in its entirety as follows:

               "(i) October 31. l995, October 31. 1996, October 31, 1997, and October 31, 1998 Rate Reduction Calculation Dates. So long as no Default or Event of Default has occurred, and so long as Borrower achieves the respective performance factors ('Performance Factors') set out below, upon receipt and review by Lender of the audited financial statements of Borrower provided pursuant to Section 9.1(J) demonstrating compliance with (x) the hereinafter described Level I Performance Factors, the Applicable Rate shall be reduced by 0.25%; (y) the hereinafter described Level II Performance Factors, the Applicable Rate shall be reduced by an additional 0.25%; and (Z) the hereinafter described Level III Performance Factors, the Applicable Rate shall be reduced by an additional 0.25%; provided. however, that in no event shall the Applicable Rate with respect to the Base Rate Loans (as distinguished from the Eurodollar Loans) be less than the lesser of (A) 0.75% above the Base Rate or (B) the Maximum Legal Rate. Such Performance Factors shall be measured on each of October 31, l995, October 31, 1996, October 31, 1997 and October 31, 1998 (hereinafter, a 'Calculation Date'). Such reduction shall (a) with respect to Base Rate Loans, be made effective on the November 1 following the relevant Calculation Date, by (i) crediting the Loan Account by the difference between the amount of interest paid by Borrower to Lender since such effective date and the amount of interest which would have been paid by Borrower to Lender since such effective date had the Applicable Rate been so reduced, and (ii) recalculating all accrued but unpaid interest, and all interest to accrue with respect to future transactions, at the Applicable Rate, as so reduced, and (b) with respect to Eurodollar Loans, be effective only for Eurodollar Loans requested after the date on which Lender has received and reviewed Borrower's audited financial statements demonstrating compliance with the respective Performance Factors set out below. The respective Level I Performance Factors, Level II Performance Factors and Level III Performance Factors required to be achieved as of the relevant Calculation Date, in order to attain the relevant reduction in the Applicable Rate as described above, are as follows:

                          Level I Performance Factors:

               (A) The Average Daily Availability for the six months ending on the relevant Calculation Date shall equal or exceed twenty percent (20%) of the Average Daily Loan Balance for such period;
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               (B) The Adjusted Net Earnings from operations, plus taxes (to the extent deducted therefrom), for the year ending on the relevant Calculation
Date shall be at least $1,800,000; and

               (C) Borrower's Leverage Ratio as of the relevant Calculation Date shall not exceed 4.S to l.0.

                         Level II Performance Factors:

               (A) Achievement of Level I Performance Factors.

               (B) The Average Daily Availability for the six months ending on the relevant Calculation Date shall equal or exceed twenty percent (20%) of the Average Daily Loan Balance for such period;

               (C) The Adjusted Net Earnings from operations, plus taxes (to the extent deducted therefrom), for the year ending on the relevant Calculation Date shall be at least $3,000,000; and

               (D) Borrower's Leverage Ratio as of such Calculation Date shall not exceed 4.0 to l.0.

                         Level III Performance Factors:

               (A) Achievement of Level II Performance Factors.

               (B) The Average Daily Availability for the six months ending on the relevant Calculation Date shall equal or exceed thirty percent (30%) of the Average Daily Loan Balance for such period;

               (C) The Adjusted Net Earnings from operations, plus taxes (to the extent deducted therefrom), for the year ending on the relevant Calculation Date shall be at least $5,000,000; and

               (D) Borrower's Leverage Ratio as of such Calculation Date shall not exceed 3.0 to l.0.

     Borrower shall be entitled to the benefits of the respective rate reduction at the first such Calculation Date it achieves the respective Performance
Factors necessary for such rate reduction and may achieve more than one level of rate reduction at a specific Calculation Date. For example, if at October 31, l995, Borrower is able to satisfy all of the Level I Performance Factors, Level II Performance Factors, and Level III Performance Factors, Borrower shall thereupon become entitled to the rate reduction provided for in connection with each such Performance Factors level.
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     Any respective rate reduction made pursuant to this Section 3.1(H)(i) shall remain in effect only for so long as no Default or Event of Default has occurred and is continuing and Borrower maintains the respective Leverage Ratio required for such rate reduction described above. If Borrower loses the benefit of a specific rate reduction it shall have the opportunity to again achieve the relevant rate reduction by meeting the relevant Performance Factors at the next Calculation Date."

     4.   TERM OF AGREEMENT; TERMINATION.

          (a) Section 3.3(A) of the Agreement is hereby amended as follows:

               (i) The reference to "October 31, 1996" is hereby deleted and substituted therefor is the date "October 31, 1999."

               (ii) The reference to "August 31, 1996" is hereby deleted and substituted therefor is the date "August 31, 1999."

          (b) Section 3.3(C) of the Agreement is hereby amended and restated to read in its entirety as follows:

               "(C) At the effective date of such termination by Borrower, Borrower shall pay to Lender (in addition to the then outstanding principal, accrued interest and other charges, fees and expenses owing under this Agreement and any of the other Agreements), as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to the applicable percentage set forth below of the highest of the Average Daily Loan Balances outstanding for any month during the applicable term set forth below during which such termination occurs:

                    APPLICABLE TERM      APPLICABLE PERCENTAGE

                    November 1, 1994
                    through October 31,
                    l995                      2.0%

                    Thereafter                1.0%

     If termination occurs on the last day of the original Term, or any renewal term thereafter, Borrower shall not be obligated to pay Lender any liquidated damages. The termination charge or prepayment premium for amounts outstanding on the Term Loan shall be computed in accordance with the provisions of the Term Note."

          (c) Section 10.3(F) of the Agreement is hereby amended by deleting therefrom the date "December 31, 1996" and substituting therefor the date "October 31, 1999".
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     5.   DISTRIBUTIONS.

          (a) Section 9.2(F) of the Agreement is amended and restated to read in its entirety as follows:

               "(F) (i) Make Distributions during any fiscal year in excess of the aggregate amount of $250,000 (other than compensation of officers and directors permitted pursuant to Section 9.2(M) hereof, and other than payments on Indebtedness owing by Borrower to a shareholder of Borrower provided such Indebtedness is expressly subordinated to the obligations upon terms and conditions satisfactory to Lender, in its sole discretion, and such payments are permitted pursuant to the relevant intercreditor or subordination agreement entered into by such shareholder and Lender)or (ii) make any Distributions (other than compensation of officers and directors permitted pursuant to Section 9.2(M) hereof) if at such date there exists an Event of Default hereunder."

     6. EXHIBITS. All references in the Agreement to Exhibit "J" shall hereafter be deemed to be references to Exhibit "J" attached hereto.

     7. CONDITIONS. The obligation of Lender to be bound by the provisions of this Amendment shall be subject to the fulfillment of the following conditions precedent on or before the date hereof:

          (a) Lender shall have received all of the following, each in form and substance satisfactory to Lender, in its sole discretion, and each duly executed by each party thereto, other than Lender:

               (i)  this Amendment;

               (ii) Intercreditor Agreement, duly executed by Vinson Supply Company ("Vinson"), in favor of Lender, relating to indebtedness payable by Borrower to Vinson in connection with the acquisition by Borrower of certain assets of Vinson pursuant to the provisions of that certain Purchase Agreement, dated March 2, l995, executed by Vinson as "seller" and Borrower as "buyer" (the "Purchase Agreement") (such acquisition being referred to herein as the "Acquisition"), and a copy of the note executed by Borrower to Vinson covered by the Subordination Agreement;

               (iii) Collateral Assignment of Asset Purchase Agreement, duly executed by Borrower, in favor of Lender, and duly accepted by Vinson, covering the Purchase Agreement;

               (iv) A copy of such documentation executed in connection with the Vinson Acquisition as shall be requested by Lender;
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               (v) Landlord's Consents, duly executed by Vinson, in favor of
Lender, covering each of the sites being leased by Vinson to Borrower in connection with the Vinson Acquisition;

               (vi) Written instructions from Borrower directing the application of the indicated portion of the Loans made on the date of the closing of the Vinson Acquisition to Vinson and/or to any persons or entities holding perfected liens in the assets being transferred by Vinson to Borrower, along with appropriate wiring instructions;

               (vii) Modifications to such existing real estate lien documents as shall be required by Lender, duly executed by Borrower;

               (viii) A letter from Vinson's counsel stating that Lender may rely on such counsel's opinion to Borrower issued in connection with the Acquisition;

               (ix) The written opinion of counsel to Borrower, regarding Borrower, the consummation of the Acquisition, and the execution of this Agreement and the other Agreements executed in connection with this Agreement, and the transactions contemplated hereby; and

               (x) All other documents Lender may request with respect to any matter relevant to this Amendment or the transactions contemplated hereby, including, without limitation, the Vinson Acquisition.

          (b) Lender shall have received an indemnification letter, duly executed by Vinson, indemnifying Lender against any losses and expenses Lender might incur as a result of non-compliance by Vinson and/or Borrower with such bulk transfer laws of Article Six of the Oklahoma Uniform Commercial Code and the Utah Uniform Commercial Code

          (c) Lender shall have received evidence satisfactory to it, in its sole discretion, that Lender has a perfected, first priority Lien in the assets transferred to Borrower in connection with the Vinson Acquisition.

          (d) No Event of Default shall have occurred and be continuing and no Default shall exist, unless such Event of Default or Default has been specifically waived in writing by Lender.

          (e) Borrower and Guarantor shall have performed and complied with all agreements and conditions contained in the Agreement and the other Agreements which are required to be performed or complied with by Borrower or Guarantor before or on the date hereof.

          (f) The representations and warranties contained in the Agreement, as amended hereby, and the other Agreements shall be true and correct in all material respects as of the date hereof, with the same force and effect as though made on and as of this date.

          (g) No material adverse change shall have occurred in the business operations, financial condition or prospects of Borrower or Guarantor, and no material adverse litigation shall be pending or, to the knowledge of Borrower or Guarantor, threatened, against Borrower or Guarantor.

          (h) Lender shall have received, in immediately available funds, a non-refundable closing fee in the amount of $50,000, which closing fee shall be due and payable, and be deemed fully earned, upon the execution of this Amendment.

          (i) on the date of funding to Borrower of the Loans relevant to the consummation of the Acquisition, Borrower shall have provided Lender with a duly completed Borrowing Base Certificate, which Borrowing Base Certificate shall be satisfactory to Lender, in its sole discretion.

          (j) The Class C Preferred Stock issued to Vinson Supply in connection with the Vinson Acquisition shall have characteristics, rights and preferences satisfactory to Lender, in its sole discretion.

          (k) All corporate and legal proceedings and all documents required to be completed and executed by the provisions of, and all instruments to be executed in connection with the transactions contemplated by, this Amendment and any related agreements shall be satisfactory in form and substance to Lender.

     8. CONSENT TO AND WAIVER REGARDING VINSON ACQUISITION. Borrower has (i) requested permission from the Lender to consummate the Vinson Acquisition and accordingly purchase the assets of Vinson listed in the Purchase Agreement, and
(ii) requested that Lender waive the covenants embodied respectively in Section 9.2(A), Section 9.2(E), and Section 9.2(O) of the Agreement to the extent such covenants would be deemed violated due to the consummation of the Vinson Acquisition. Subject to the satisfaction of the conditions precedent specified in Section 7 of this Amendment and to the other terms, conditions, and provisions of this Amendment, Lender hereby consents to the consummation by Borrower of the Vinson Acquisition and waives the covenants embodied respectively in Sections 9.2(A), 9.2(E), and 9.2(Q) of the Agreement to the extent such covenants would be deemed violated due to the consummation of the Vinson Acquisition; provided, however, the consent and waiver described in this
Section 8 of this Amendment is strictly limited to the Vinson Acquisition and to the Sections of the Agreement described above as they relate to the Vinson Acquisition. Except as otherwise specifically provided for in this Amendment, nothing contained herein shall be construed as a waiver by Lender of any covenant or provision of the Agreement, the other Agreements, this Amendment, or of any other contract or instrument between Borrower and Lender, and the failure of Lender at any time or times hereafter to require strict performance by Borrower of any provision thereof shall not waive, affect or diminish any right of Lender to thereafter demand strict compliance therewith. Lender hereby reserves all rights granted under the Agreement, the other Agreements, this Amendment and any other contract or instrument between Borrower and Lender.
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     9.   REPRESENTATIONS AND WARRANTIES.  Borrower hereby represents and warrants to Lender that (a) the execution, delivery and performance of this Amendment and any and all other Agreements executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate the Certificate of Incorporation or Bylaws of Borrower; (b) the representations and wananties contained in the Loan Agreement, as amended hereby, and any other Agreement are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on arld as of each such date; (c) no Default or Event of Default under the Loan Agreement, as amended hereby, has occulTed and is continuing, unless such Default or Event of Default has been specifically waived in writing by Lender; and (d) Borrower is in full compliance with all covenants and agreements contained in the Loan Agreement and the other Agreements, as amended hereby.

     10. SEVERABILITY. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     11. EXPENSES. Borrower shall pay all out-of-pocket expenses arising in connection with the preparation, execution, delivery and administration of this Amendment, including, but not limited to, all reasonable legal fees and expenses incurred by Lender.

     12. CONTINUED EFFECT. Except to the extent amended hereby, all terms, provisions and conditions of the Agreement and all of the other Agreements shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.

     13. FURTHER ASSURANCES. Borrower shall, at Lender's request, promptly execute or cause to be executed and delivered to Lender any and all documents, instruments or agreements deemed necessary by Lender to continue perfection of Lender's Liens, to facilitate collection of the Collateral or otherwise to give effect to or carry out the terms or intent of this Amendment.

     14. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original and all of which are identical. All parties need not execute the same counterpart..

     15. FINAL AGREEMENT. THIS WRITTEN AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     16. RELEASE. BORROWER HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR
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ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE "OBLIGATIONS" OR TO SEEK
AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDER. BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES LENDER, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED,
SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN
EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE BORROWER MAY NOW OR HEREAFTER HAVE AGAINST LENDER, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND
IRRESPECTIVE oF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION
OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY "LOANS", INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR OTHER
AGREEMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

     EXECUTED to be effective as of the date first above written.

                                    RED MAN PIPE & SUPPLY CO.

                                    By:    /s/ Lewis B. Ketchum
                                       ------------------------------
                                    Name:    Lewis B. Ketchum
                                         ----------------------------
                                    Title:    President
                                          ---------------------------

                                    SHAWMUT CAPITAL CORPORATION

                                    By:    /s/ Joy L. Bartholomew
                                       ------------------------------
                                    Name:    Joy L. Bartholomew
                                         ----------------------------
                                    Title:     Vice President
                                          ---------------------------

The undersigned Guarantor, having guaranteed to Lender the payment of the obligations, as such term is deflned in the Unconditional Limited Guaranty (the "Guaranty") executed by Guarantor on May 3, 1991, hereby acknowledges, confirms, and agrees that (i) the execution and delivery of this Amendment does not alter, affect, diminish, release or reduce his liability under the Guaranty, and (ii) the Guaranty is in full force and effect to secure the obligations described therein.


                                    /s/  Lewis B. Ketchum
                                    ---------------------------------
                                    LEWIS B. KETCHUM